UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                                 March 26, 2001
                              -------------------
                                 Date of Report



                                 Rent-Way, Inc.
                              -------------------
             (Exact name of registrant as specified in its charter)




        Pennsylvania                    000-22026                25-1407782
----------------------------    ------------------------     -------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
    of corporation)                                          Identification No.)





 One RentWay Place, Erie, Pennsylvania                           16505
----------------------------------------                     -------------
(Address of principal executive offices)                       Zip Code



Registrant's   telephone  number,   including  area  code:  (814)  455-5378
                                                            --------------------

Item 5.           Other Events

                        Rent-Way Updates Status of 10-K,
             Business Company Remains Comfortable With Projections

ERIE, Pa., March 26 -- Rent-Way, Inc. (NYSE: RWY - news) today commented on its business and provided information on the status of its SEC Form 10-K for the year ended September 30, 2000. The company said that it remains comfortable with revenue and profit projections, issued in February, 2001, for the current quarter and for the year ending September 30, 2001.

"We are pleased with our business and improved cash flow, but we are frustrated by our inability to complete the regulatory filings for fiscal 2000," said William E. Morgenstern, Rent-Way's Chairman and CEO. "While no new issues have been identified, this process has taken considerably longer than anticipated. We do not expect any material change in the projected range of $65-75 million in accounting adjustments."

Mr. Morgenstern added, "The continuing delay of the 10-K filing reflects the complexity of preparing the company's year-end financial statements and the nature of the audit process. When the 10-K is complete, Rent-Way will be able to move quickly toward release of subsequent quarterly results. We share the frustration of our employees, banks, vendors and investors with the duration of this effort. However, we anticipate a rapid return to a normal reporting cycle following the end of this phase."

Rent-Way will host a conference call to discuss this release. Call participants will include William E. Morgenstern, Rent-Way's chairman and chief executive officer, William McDonnell, vice president and chief financial officer, and Scott King, interim Chief Accounting Officer. Conference call details:

     Date/Time:                      Monday, March 26, 4:30 p.m. (EST)
     Toll Free Telephone Number:     800-659-4363
     Reservation Number:             8475399

It is recommended that participants call 10 minutes before the call is scheduled to begin. The conference call will also be web cast on the Internet at http://www.videonewswire.com/RENTWAY/032601/.

A replay of the call in its entirety will be available for 24 hours approximately one hour after the completion of the conference call by dialing 800-252-6030 and entering the above reservation number, and on the Internet at http://www.videonewswire.com/RENTWAY/032601/.

Rent-Way is the second largest operator of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,139 stores in 42 states. Certain statements in this news release, including, but not limited to, statements containing the words "projects", "anticipates", "believes", "expects", "intends", "will", "may" and similar words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by such forward-looking statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance are inherently subject to change given the nature of projections and the company's actual performance may be better or worse than projected. Risks, uncertainties and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by such forward-looking statements include: (1) the company's ability to control and normalize operating expenses and to continue to realize operating efficiencies, (2) general economic and business conditions, including demand for the company's products and services, (3) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (4) competition in the rental-purchase industry, including competition with traditional retailers, (5) the company's ability to service its outstanding debt and/or refinance the debt on acceptable terms, (6) the uncertainty of the actual completion date of the fiscal 2000 audit and of the final results of such audit, (7) the impact of revisions to the company's 1999 audited financial statements, (8) the inherent uncertainty in predicting actions of third parties, including the company's bank lenders, among others, and (9) the outcome of the class action lawsuit and the shareholder derivative lawsuit commenced against the company and any proceedings or investigations involving the company commenced by governmental authorities, including the SEC and the U.S. Department of Justice. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release, and the estimates and assumptions associated with them, after the date of this news release.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                  Rent-Way, Inc.
                             -----------------------
                                   (Registrant)





       March 26, 2001
-----------------------------                 ----------------------------------
            Date                                         (Signature)
                                                  William E. Morgenstern
                                            Chairman and Chief Executive Officer





       March 26, 2001
------------------------------                ----------------------------------
            Date                                         (Signature)
                                                    William A. McDonnell
                                      Vice President and Chief Financial Officer